SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

SOUTHWEST COMMUNITY BANCORP

(Name of Registrant as Specified In Its Charter)

NAME OF FILER

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	Fee not required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

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	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

5810 El Camino Real
Carlsbad, California 92008
Phone: 760-918-2612

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2004
6:00 p.m.

     NOTICE IS HEREBY GIVEN that, pursuant to the Bylaws of Southwest Community Bancorp and the call of its Board of Directors, the Annual Meeting of Shareholders of Southwest Community Bancorp (the “Company”) will be held at The Grand Pacific Palisades, Terrace Room, 5805 Armada Drive, Carlsbad, California 92008, on Wednesday, May 19, 2004, at 6:00 p.m., for the purpose of considering and voting upon the following matters:

1.	Election of Directors. Electing the following eight persons to the Board of Directors to serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and have qualified:

Allan W. Arendsee	Philip H. Holtkamp
Carol M. Beres	Howard B. Levenson
Richard T. L. Chan	Frank J. Mercardante
Karen J. Estes	Paul M. Weil

2.	Approval of Accountants. Approving the employment of Vavrinek, Trine, Day & Co., LLP, Certified Public Accountants, to serve as independent accountants and auditors for the Company for 2004.

3.	Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on April 2, 2004, as the record date for determination of shareholders entitled to notice of, and the right to vote at, the Meeting.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE. PLEASE INDICATE ON THE PROXY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO THAT WE CAN ARRANGE FOR ADEQUATE ACCOMMODATIONS.

     The Bylaws of the Company provide for the nomination of directors in the following manner:

     “Section 2.14 Nomination of Directors. Nominations for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations (other than for persons named in the notice of the meeting at which such nomination is to be made) shall be made in writing and shall be delivered or mailed to the President of the corporation by the later of the close of business twenty-one (21) days prior to any meeting of shareholders called for the election of directors or seven (7) days after the date of mailing of the notice of the meeting to shareholders. Such notification should be signed by the nominating shareholder and by the proposed nominee and shall contain the following information: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; (e) the number of shares of capital stock of the corporation owned by the notifying shareholder; (f) the Written Consent to such nomination by the proposed nominee and a statement as to whether the proposed nominee has ever been convicted of or pleaded nolo contendere to any criminal offense involving dishonesty or breach of trust, filed a petition in bankruptcy, or been adjudged a bankrupt. Nominations not made in accordance herewith shall be disregarded by the chairman of the meeting and, upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. The restrictions set forth in this paragraph shall not apply to nomination of a person to replace a proposed nominee who has died or otherwise become incapacitated to serve as a director between the last day for giving notice hereunder and the date of election of directors if the procedure called for in this paragraph was followed with respect to the nomination of the proposed nominee.”

Dated: April 21, 2004	By Order of the Board of Directors

/s/ Paul M. Weil
Paul M. Weil, Secretary

ANNUAL REPORT ON FORM 10-K
INTRODUCTION
VOTING SECURITIES
SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
COMPENSATION AND OTHER TRANSACTIONS
PROPOSAL 2 APPROVAL OF VAVRINEK, TRINE, DAY & CO., LLP AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SHAREHOLDER PROPOSALS
INCORPORATION BY REFERENCE

ANNUAL REPORT ON FORM 10-K

     THE COMPANY’S 2003 ANNUAL REPORT TO SHAREHOLDERS (THE “ANNUAL REPORT”) IS INCLUDED WITH THESE 2004 ANNUAL MEETING PROXY MATERIALS. IF YOU WISH TO RECEIVE ADDITIONAL COPIES OF THE ANNUAL REPORT OR THE COMPANY’S 2003 ANNUAL REPORT ON FORM 10-K, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (“SEC”), INCLUDING THE EXHIBITS THERETO, PLEASE CONTACT MR. JAMES L. LEMERY, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, SOUTHWEST COMMUNITY BANCORP, 5810 EL CAMINO REAL, CARLSBAD, CALIFORNIA 92008, TELEPHONE (760) 918-2612. YOU MAY ALSO SEND YOUR REQUEST BY FACSIMILE TO (760) 918-2160 OR BY E-MAIL TO INVESTOR@SWCBANK.COM.

2

SOUTHWEST COMMUNITY BANCORP
5810 El Camino Real
Carlsbad, California 92008

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2004
6:00 p.m.

INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of Proxies for use at the Annual Meeting of Shareholders (the “Meeting”) of Southwest Community Bancorp (the “Company”), to be held at The Grand Pacific Palisades, Terrace Room, 5805 Armada Drive, Carlsbad, California 92008, on Wednesday, May 19, 2004, at 6:00 p.m., and at any and all postponements or adjournments thereof. It is anticipated that this Proxy Statement will be mailed to shareholders on or about April 21, 2004.

     The matters to be considered and voted upon at the Meeting will be:

1.	Election of Directors. Electing eight directors who will serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and have qualified. The names of the persons to be placed in nomination for a seat on the Board of Directors are:

Allan W. Arendsee	Philip H. Holtkamp
Carol M. Beres	Howard B. Levenson
Richard T. L. Chan	Frank J. Mercardante
Karen J. Estes	Paul M. Weil

2.	Approval of Accountants. Approving the employment of Vavrinek, Trine, Day & Co., LLP, Certified Public Accountants, to serve as independent accountants and auditors for the Company for 2004.

3.	Other Business. Transacting such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

Revocability of Proxies

     A form of Proxy for use at the Meeting is enclosed. If it is executed and returned it may nevertheless be revoked at any time before it is exercised by either: (i) filing with the Secretary of the Company, Paul M. Weil, Esq., an instrument revoking it or a duly executed Proxy bearing a later date; or (ii) appearing and voting in person at the Meeting. Subject to such revocation, shares represented by a properly executed Proxy received in time for the Meeting will be voted by the Proxy Holders thereof in accordance with the instructions on the Proxy. IF NO INSTRUCTION IS SPECIFIED WITH RESPECT TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN FAVOR OF THE PROPOSAL LISTED ON THE PROXY. IF ANY OTHER BUSINESS IS PROPERLY PRESENTED AT THE MEETING, THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE COMPANY’S BOARD OF DIRECTORS.

Persons Making the Solicitation

     This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy Materials to shareholders whose stock in the Company is held of record by such entities. In addition, the Company may use the services of individuals or companies it does not regularly employ in connection with this solicitation of Proxies, if Management determines it advisable.

VOTING SECURITIES

     There were issued and outstanding 1,945,374 shares of the Company’s Common Stock on April 2, 2004, which has been fixed as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the Meeting. Each holder of Common Stock will be entitled to one vote, in person or by Proxy, for each share of Common Stock held of record on the books of the Company as of the record date for the Meeting on any matter submitted to the vote of the shareholders, except that in connection with the election of directors, the shares may be voted cumulatively if a shareholder present at the Meeting has given notice at the Meeting, prior to the voting, of his or her intention to vote cumulatively. If any shareholder has given such notice, then all shareholders entitled to vote for the election of directors may cumulate their votes. Cumulative voting means that a shareholder has the right to vote the number of shares he or she owns as of the record date, multiplied by the number of directors to be elected. This total number of votes may be cast for one nominee or it may be distributed on the same principle among as many nominees as the shareholder sees fit. If cumulative voting is declared at the Meeting, votes represented by Proxies delivered pursuant to this Proxy Statement may be cumulated in the discretion of the Proxy Holders, in accordance with the recommendations of the Company’s Board of Directors.

     A majority of the outstanding shares, represented in person or by Proxy, is required for a quorum. Nominees receiving the most votes, up to the number of directors to be elected, are elected as directors for the ensuing year. A majority of the shares represented and voting at the Meeting is required to approve the continued employment of Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) as independent accountants and auditors of the Company for 2004. Abstentions and broker non-votes do not have the effect of votes in opposition to a director but abstentions and broker non-votes have the effect of “no” votes with respect to the proposal to approve Vavrinek. Abstentions are, however, counted towards a quorum.

SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of April 2, 2004, concerning the beneficial ownership of the Company’s outstanding Common Stock: (i) by each of the directors and executive officers1; and (ii) by all directors and executive officers of the Company as a group. Management is not aware of any change in control of the Company that has occurred since January 1, 2003, or of any arrangement that may, at a subsequent date, result in a change in control of the Company. Except for Mr. Howard B. Levenson and Mr. Allan W. Arendsee, Management of the Company does not know of any person who owns, beneficially or of record, more than 5% of the Company’s outstanding Common Stock.

[1]	As used throughout this Proxy Statement, the terms “officer” and “executive officer” mean the Company’s President and Chief Executive Officer, the Company’s Executive Vice President and Chief Financial Officer, the President and Chief Operating Officer of Southwest Community Bank, the Company’s banking subsidiary, and the President and Chief Executive Officer of Financial Data Solutions, Inc., the Company’s item processing services subsidiary. The Company’s other vice presidents are not considered to be executive officers of the Company.

		Number of Shares
	Number of	Subject
	Shares of	to Vested Stock	Percent of
	Common Stock	Options[2] and	Class
	Beneficially	Outstanding	Beneficially
Name and Position Held	Owned[1]	Warrants	Owned[2]
Allan W. Arendsee[3]	87,568	27,700	5.84%
Director
Carol M. Beres	6,834	7,750	0.75%
Director
Richard T. L. Chan	28,250	23,700	2.64%
Director
Karen J. Estes	15,000	23,500	1.96%
Director
Philip H. Holtkamp	22,548	24,100	2.37%
Director
Howard B. Levenson[4]	75,540	30,125	5.35%
Chairman of the Board
Frank J. Mercardante	27,777 [5]	71,739	4.93%
Director, President and CEO
Paul M. Weil	56,553	30,725	4.42%
Vice Chairman and Corporate Secretary
All Directors and Executive	365,957 [5]	287,064	29.25%
Officers as a Group (11 in number)

[1]	Includes shares beneficially owned, directly and indirectly, together with associates. Also includes shares held as trustee and held by or as custodian for minor children. Unless otherwise indicated, all shares are held as community property under California law or with sole voting and investment power. Does not include shares that may be acquired upon exercise of stock options or outstanding warrants, which are identified separately in this table.

[2]	Shares subject to options held by directors and executive officers that were exercisable within 60 days after April 2, 2004 (vested) and outstanding warrants are treated as issued and outstanding for the purpose of computing the percent of the class owned by such person but not for the purpose of computing the percent of class owned by any other person. For All Directors and Executive Offices as a Group, all 287,064 vested stock options and outstanding warrants held by such persons are treated as issued and outstanding when computing the percent of class.

[3]	Mr. Arendsee’s business address is 750 “B” Street, Suite 3150, San Diego, California 92101.

[4]	Mr. Levenson’s business address is 600 “B” Street, Suite 2204, San Diego, California 92101.

[5]	This figure includes 16,191 shares held by Southwest Community’s 401(k) Plan of which Mr. Mercardante is a co-trustee.

PROPOSAL 1
ELECTION OF DIRECTORS

Nominees

     The Bylaws of the Company provide that the number of directors shall not be less than seven nor more than thirteen until changed by an amendment to the Articles of Incorporation or the Bylaws. The Bylaws further provide that the exact number of directors shall be fixed at eight until changed, within the foregoing range, by a bylaw or amendment thereof or by a resolution duly adopted by the Company’s shareholders or Board of Directors. The Board of Directors last fixed the exact number of directors at eight.

     The persons named below, all of whom are currently members of the Board of Directors, will be nominated for election to serve until the 2005 Annual Meeting of Shareholders and until their successors are elected and have qualified. Votes will be cast in such a way as to effect the election of all eight nominees, or as many thereof as possible under the rules of cumulative voting. In the event that any of the nominees should be unable to serve as a director, it is intended that the Proxy will be voted for the election of such substitute nominees, if any, as shall be designated by the Board of Directors. Management has no reason to believe that any of the nominees will be unavailable to serve. Additional nominations can only be made by complying with the notice provision set forth in the Bylaws of the Company, an extract of which is included in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. This Bylaw provision is designed to give the Board of Directors advance notice of competing nominations, if any, and the qualifications of nominees, and may have the effect of precluding third-party nominations if the notice provisions are not followed.

     The names of, and certain information as of April 2, 2004, with respect to, the persons to be nominated by the Board of Directors for election as directors of the Company are set forth below:

     Allan W. Arendsee, 41, is a director and joined the Board upon the formation of the Company in 2002. Mr. Arendsee has been a director of Southwest Community Bank since 1997. He is a real estate broker with Grubb & Ellis/BRE Commercial since February 2003. From April 1996 until February 2003, Mr. Arendsee was the President and owner of A.W. Arendsee Real Estate, Inc., a real estate brokerage firm based in San Diego, California.

     Carol M. Beres, 60, is a director and joined the Board upon the formation of the Company in 2002. Ms. Beres has been a director of Southwest Community Bank since 2000. She is a private investor and asset manager.

     Richard T. L. Chan, 50, is a director and joined the Board upon the formation of the Company in 2002. Mr. Chan has been a director of Southwest Community Bank since 1997. He is the President of CC IMEX dba Embi Tec, a biotech supply company based in San Diego, California.

     Karen J. Estes, 46, is a director and joined the Board upon the formation of the Company in 2002. Ms. Estes has been a director of Southwest Community Bank since 1997. She is an insurance agent with Teague Insurance Agency, an insurance company based in Fallbrook, California.

     Philip H. Holtkamp, 63, is a director and joined the Board upon the formation of the Company in 2002. Mr. Holtkamp has been a director of Southwest Community Bank since 1997. He is the Senior Partner of Diehl, Evans and Company, LLP, a certified public accountancy firm based in Carlsbad, California.

     Howard B. Levenson, 65, is Chairman and joined the Board upon the formation of the Company in 2002. Mr. Levenson has been a director of Southwest Community Bank since 1997. He is the Chairman and Chief Executive Officer of Western Financial Corporation, a securities broker/dealer and investment banking firm based in San Diego, California. Mr. Levenson is also the Chairman and President of Fortuna Financial, Inc., an investment firm based in San Diego, California.

     Frank J. Mercardante, 56, is a director and joined the Board upon the formation of the Company in 2002. Mr. Mercardante also serves as the Company’s President and Chief Executive Officer. Mr. Mercardante joined Southwest Community Bank in March 1998 as a director and as its President and Chief Executive Officer. Mr. Mercardante continues to serve as Chief Executive Officer of Southwest Community Bank. Prior to joining Southwest Community Bank, he served as President and Chief Executive Officer of Business Bank of California from January 1996 to February 1998. From October 1993 to January 1996, Mr. Mercardante served as the President of WFMG, Inc., a consulting firm.

     Paul M. Weil, 76, is the Vice Chairman and the Corporate Secretary of the Company and joined the Board upon the formation of the Company in 2002. Mr. Weil has been a director of Southwest Community Bank since 1997. Mr. Weil is an attorney with the law firm of Paul M. Weil and Associates.

     The Company’s directors serve one-year terms. None of the directors or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacities as such. There are no family relationships between the directors and executive officers of the Company. None of the directors or executive officers of the Company serve as directors of any company which has a class of securities registered under, or which are subject to the periodic reporting requirements of, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any investment company registered under the Investment Company Act of 1940. None of the directors or executive officers of the Company have been involved in any legal proceedings during the past five years that are material to an evaluation of the ability or integrity of any director or executive officer of the Company.

Executive Officers

     The names of, and certain information as of April 2, 2004, with respect to, the Company’s executive officers are set forth below (except for Mr. Mercardante whose information is included in the above section for “Nominees”):

     James L. Lemery, 62, is the Executive Vice President and Chief Financial Officer of both the Company and Southwest Community Bank. Mr. Lemery joined the Company and Southwest Community Bank in February 2003. Prior to joining the Company, he served as Executive Vice President and Chief Financial Officer of First National Bank since 1991.

     Stuart F. McFarland, 56, is the Company’s Executive Vice President. Mr. McFarland joined Southwest Community Bank in February 1999 as its Executive Vice President and Chief Credit Officer. In December 2003, Mr. McFarland was promoted to President and Chief Operating Officer of Southwest Community Bank. Prior to joining the Bank, he served as Senior Vice President and Business Banking Division Manager of North County Bank for 12 years and was also with Bank of America for 12 years.

     Fredrik Mirzaian, 33, is the President and Chief Executive Officer of Financial Data Solutions, Inc., the Company’s item processing services subsidiary. Mr. Mirzaian joined Financial Data Solutions, Inc. in 1998.

The Board of Directors and Committees

     During 2003, the Board of Directors held twelve regular meetings and one special meeting. During 2003, no director of the Company attended less than 75% of all Board meetings and the meetings of any committee of the Board on which he or she served.

     In addition to meeting as a group to review the Company’s business, the members of the Board of Directors also serve on the Board of Southwest Community Bank (the “Bank”), the Company’s banking subsidiary, some serve on the board and board committees of Financial Data Solutions, Inc. (“FDSI”), the Company’s item processing services subsidiary, and they devote their time and talents to certain various standing committees for the Company and Southwest Community Bank, including a standing Audit Committee. The Company does not have a standing Nominating Committee or Compensation Committee.

     The Audit Committee, consisting of Directors Holtkamp (Chair), Arendsee and Chan during 2003, is responsible for selecting the outside auditors, for overseeing internal auditing functions and for Board interfacing with the Company’s independent outside auditors. The Audit Committee met six times in 2003.

     The Board has determined that each of the current members of the Audit Committee are “independent,” as that term is defined in the listing standards of the Nasdaq Stock Market, Inc. (“Nasdaq”), and that each member of the Audit Committee satisfies the financial literacy requirements set forth under Rule 4350(d)(2) of the Nasdaq Rules. The Board has also determined that Mr. Holtkamp is the Company’s “audit committee financial expert” within the meaning of the rules and regulations of the SEC.

Selection and Evaluation of Director Candidates

     Management Nominees

     The Company’s Board of Directors does not have a standing nominating committee. The full Board assumes the responsibility for identifying candidates for membership on the Board and makes determinations as to the qualifications of candidates based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. The Board has not formalized its policy in this regard, but has consistently followed the policy and procedures set by the original Board of Southwest Community Bank.

     These policies have been to consider: (a) the business experience of the candidate; (b) his or her reputation and influence in the community and standards of moral and ethical responsibility; (c) availability and willingness to devote time to fully participate in the work of the Board and its committees; and (d) commitment to the Company as evidenced by personal investment.

     In considering a candidate, due diligence has included a confidential background check, review of financial statements and business history, in-depth interviews with the candidate, and contacts with references and knowledgeable people in the local business and financial community. The criteria have also included reasonable level of education and business experience consistent with the duties and responsibilities of a financial institution director, some familiarity with banking, and a willingness to participate in training and educational opportunities for bank directors.

     There has been no change in the composition of the Company’s Board since the formation of the Company in December 2002. At the Bank level, all of the current directors of the Bank have been directors since 1997, except for Mr. Mercardante, who joined the Bank in 1998, and Ms. Beres, who joined the Bank’s Board in 2000.

     Shareholder Nominees

     The Company’s Board of Directors will consider nominees to the Board proposed by shareholders, although the Board has no formal policy with regard to shareholder nominees as it considers all nominees on their merits, as discussed above. Any shareholder nominations proposed for consideration by the Board should include the nominee’s name and qualifications for Board membership and should be addressed to:

Paul M. Weil
Corporate Secretary
Southwest Community Bancorp
5810 El Camino Real
Carlsbad, California 92008

     In addition, the Bylaws of the Company permit shareholders to nominate directors for consideration at an Annual Shareholders’ Meeting. For a description of the process for nominating directors in accordance with the Bylaws, please see the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement.

Board Independence

     The Company’s Board of Directors has determined that a majority of the directors on the Board are “independent,” as that term is defined in Nasdaq’s listing standards.

Shareholder Communications With The Board

     Shareholders wishing to communicate with the Board of Directors as a whole, or with an individual director, may do so by mail, phone, e-mail from our website, www.swcbank.com, or personally. Any communications directed to the Chairman of the Board, Mr. Howard B. Levenson, will be forwarded to the individual director or the entire Board, as appropriate.

     It is the policy of the Board to encourage directors to attend each Annual Meeting. Such attendance allows for direct interaction with shareholders. All of the Company’s directors attended Southwest Community Bank’s 2003 Annual Meeting.

COMPENSATION AND OTHER TRANSACTIONS

Summary Compensation

     All compensation to executive officers is paid by either the Bank or FDSI, except for stock options which are issued by the Company. The following table sets forth a summary of annual and long-term compensation for services in all capacities to the Bank for the Chief Executive Officer, the other executive officers whose salary and bonus in 2003 exceeded $100,000, including the executive officer of FDSI and the Bank’s next two most highly compensated officers:

						Long Term
						Compensation
		Annual Compensation				Awards
					Other	Securities
					Annual	Underlying	All Other
Name and Title	Year	Salary	Bonus		Compensation[1]	Options/SARs	Compensation[2]
Tim DeWan	2003	$12,000	$438,725	[3]	—	750	—
Vice President, Business	2002	$14,000	$210,050	[3]	—	1,000	—
Development Officer,	2001	$42,000	$85,000	[3]	—	7,500	—
Southwest Community Bank

Charles Farrell	2003	$12,633	$220,541	[3]	—	0	—
Vice President, Business	2002	$12,000	$157,070	[3]	—	1,000	—
Development Officer,	2001	$12,000	$75,069	[3]	—	0	—
Southwest Community Bank

James L. Lemery	2003	$100,461	$16,600		—	20,000	—
Executive Vice President and Chief Financial Officer, Southwest Community Bank[4]

Stuart F. McFarland	2003	$172,500	$9,650		—	15,000	$2,302
President and Chief Operating	2002	$150,000	$29,684		—	5,000	—
Officer, Southwest	2001	$107,625	$32,942		—	0	—
Community Bank[5]

Frank J. Mercardante	2003	$250,000	$112,900		—	10,000	$14,122
Chief Executive Officer,	2002	$200,000	$34,720		—	20,000	$2,245
Southwest Community Bank	2001	$182,502	$25,500		—	39,284	$347

Fredrik Mirzaian	2003	$132,000	$17,994		—	0	—
President and Chief Executive	2002	$120,000	$55,000		—	0	—
Officer, FDSI	2001	$100,000	$6,668		—	0	—

[1]	Perquisites paid to an executive officer which total less than the lesser of $50,000 or 10% of salary and bonus are omitted.

[2]	These figures include the economic value of split-dollar life insurance premiums for Mr. McFarland and Mr. Mercardante and a $12,000 payment from FDSI to Mr. Mercardante for certain management services rendered to FDSI during 2003.

[3]	These figures primarily represent commissions for business generation.

[4]	Mr. Lemery joined the Bank in February 2003.

[5]	In December 2003, Mr. McFarland was promoted to President and Chief Operating Officer of Southwest Community Bank.

Stock Options

     The Company’s 2002 Stock Option Plan provides for the issuance of up to 1,000,000 shares, of which 4,600 shares have been exercised and options for 588,535 shares were outstanding, leaving 406,865 shares available for future grants as of December 31, 2003. The following table sets forth certain information regarding stock options granted to Messrs. DeWan, Farrell, Lemery, McFarland, Mercardante and Mirzaian during 2003:

					Potential Realized Value at
					Assumed Annual Rates of Stock
					Price Appreciation
	Individual Grants				for Option Term
	Number of	Percentage of Total
	Securities	Options/SARs
	Underlying	Granted to	Exercise
	Options/SARs	Employees In	Price	Expiration
Name	Granted (#)	Fiscal Year	($/Share)	Date	5%	10%
Tim DeWan	750	0.8%	$28.00	6/18/2013	$22,050	$23,100
Charles Farrell	0	—	—	—	—	—
James L. Lemery	20,000	20.8%	$25.00	3/19/2013	$525,000	$550,000
Stuart F. McFarland	10,000	10.4%	$28.00	6/18/2013	$294,000	$308,000
	5,000	5.2%	$29.00	11/19/2013	$152,250	$159,500
Frank J. Mercardante	10,000	10.4%	$28.00	11/19/2003	$294,000	$308,000
Fredrik Mirzaian	0	—	—	—	—	—

     The following table sets forth certain information regarding options exercised during 2003 and unexercised options held by Messrs. DeWan, Farrell, Lemery, McFarland, Mercardante and Mirzaian:

			Number of Securities Underlying		Value of Unexercised
			Unexercised		In-the-Money
	Shares		Options/SARs at		Options/SARs at
	Acquired On	Value	December 31, 2003		December 31 2003[1]
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Tim DeWan	0	—	3,200	6,050	$55,200	$88,800
Charles Farrell	0	—	5,575	1,550	117,425	9,600
James L. Lemery	0	—	0	20,000	0	60,000
Stuart F. McFarland	0	—	26,500	26,625	544,200	215,300
Frank J. Mercardante	0	—	70,339	49,571	1,443,352	634,279
Fredrik Mirzaian	0	—	12,000	3,000	246,400	61,600

Employment Agreements

     The Bank employed Mr. Mercardante under the terms of an employment agreement dated January 29, 1998. The original employment agreement provided for an indefinite term, base compensation of $150,000 per year, and payment of bonuses in accordance with incentive compensation plans adopted by the Board of Directors from time to time. The employment agreement also provided for the issuance of stock options, reimbursement for business expenses, the use of a company-owned automobile and certain insurance benefits. In August 2001, the employment agreement was amended to provide for a three-year term and a base salary of $200,000, both effective July 1, 2001. Effective January 1, 2003, the base salary was increased to $250,000. In December 2003, the employment agreement was amended to provide for an additional three-year term and the grant of 10,000 stock options at the then market price of $29.00 per share. Mr. Mercardante’s employment is subject to immediate termination for cause,

[1]	Assumes a market value of $28.00 per share on December 31, 2003, as reported on the OTC Bulletin Board.

or termination by either party upon thirty days’ written notice. In the event of termination without cause, Mr. Mercardante is entitled to receive six months’ severance pay. In the event of termination within two years after a merger, reorganization or similar transaction in which there is a change in ownership of at least 51% except as a result of a transfer of shares in exchange for at least 80% control of another corporation, such as the proposed bank holding company reorganization, Mr. Mercardante will be entitled to receive two years’ severance pay if the Bank’s total assets immediately prior to the transaction are $200 million or greater.

     The Bank initially employed Mr. McFarland without an employment agreement and on December 31, 2001, the Bank entered into an employment agreement with him effective January 1, 2002. The employment agreement is for an indefinite term and currently provides for a base salary of $180,000 per year, reimbursement for business expenses, use of a company-owned vehicle and certain insurance benefits. The employment agreement provides for “at will” employment, without termination benefits; provided that in the event of termination by the surviving entity within two years after, or termination by Mr. McFarland written six months after, a merger, reorganization or similar transaction in which there is a change in ownership of at least 51% except as a result of a transfer in exchange for at least 80% control of another corporation, such as the bank holding company reorganization, Mr. McFarland will be entitled to six months’ severance pay. If the Bank’s assets immediately prior to the transaction are $200 million or greater, then Mr. McFarland will be entitled to 12 months’ severance pay.

     The Bank entered into an employment agreement with Mr. DeWan effective January 1, 2001. The employment agreement is for an indefinite term, provides for a base salary of $12,000 per year ($4,000 per month for the initial 6 months and, thereafter, $1,000 per month), commissions for generating deposit accounts, advances of up to $4,000 per month against future commissions, reimbursement for business expenses, use of a company-owned vehicle and certain insurance and medical benefits. The employment agreement provides for “at will” employment. If the Bank terminates Mr. DeWan’s employment without cause, Mr. DeWan will be entitled to commissions for a period of six months based upon the average monthly commissions paid for each of the immediately preceding three months. In the event that employment is terminated for any other reason, either by the Bank or Mr. DeWan, Mr. DeWan shall not be entitled to any payment except any unpaid sums accrued for commissions or other money due. In the event that the Bank or substantially all of its assets are sold during the term or any extension of the term of the employment agreement, Mr. DeWan will have the option to: (i) to accept the sum of $100,000 as a severance payment; or (ii) in the event of such sale and Mr. DeWan is not retained by the new company for at least six months in the same capacity or his commission schedule is reduced during such period, Mr. DeWan’s employment will be deemed to have been involuntarily terminated and Mr. DeWan shall be entitled to receive a severance payment in an amount equal to twenty-four times the average of his commissions for the three calendar months immediately preceding the public announcement of such sale or merger, up to a maximum total severance payment of $200,000.

     The Bank does not have any other employment agreements; however, FDSI has entered into an employment agreement with Mr. Mirzaian on July 22, 1998. The employment agreement is for an indefinite term and currently provides for a base salary of $132,000 per year, reimbursement for business expenses, use of a company-owned vehicle and certain insurance benefits. Mr. Mirzaian’s receives an annual bonus equal to 10% of FDSI’s pre-tax earnings. The employment agreement provides for “at will” employment, without termination benefits;

provided that in the event of termination by either Mr. Mirzaian or the surviving entity within two years after a merger, reorganization or similar transaction in which there is a change in ownership of at least 51% of FDSI (except as a result of a transfer in exchange for at least 80% control of another corporation), or a sale of substantially all of FDSI’s assets, Mr. Mirzaian will be entitled to six months’ severance pay. If FDSI’s total sales immediately prior to the transaction are $10 million or greater, then Mr. Mirzaian will be entitled to 24 months’ severance pay.

Directors’ Compensation

     The Company does not pay directors’ fees. The Bank’s directors receive fees for their attendance at Board and Loan Committee meetings. Each director receives $1,000 for attendance at Board meetings (the Chairman receives $1,500) and $250 for attendance at Loan Committee meetings and $150 for other committee meetings. During 2003, the aggregate fee paid to the directors was $157,600.

Long-Term Compensation/401(k) Plans

     During 1998 Southwest Community Bank’s Board of Directors adopted, effective as of January 1, 1998, the Southwest Community Bank 401(k) Plan (the “Plan”). The Plan was amended on December 16, 2003 in order to comply with certain statutory and regulatory requirements. Subject to Internal Revenue Code limitations, the plan allows eligible employees to contribute a portion of their income to a trust on a tax-favored basis and to invest their deferred income tax free until retirement. Each year Southwest Community Bank may make matching contributions to the trust for the benefit of the participating employees, which contributions will vest in 20% increments over a five-year period. Participants are 100% vested in their own deferrals. Southwest Community Bank has provided a range of investment options for participants, including our common stock. As of December 31, 2003, the trust held 18,631 shares of the Company’s common stock. Southwest Community Bank did not make any matching contributions during 2002 or 2003.

     The Bank also entered into a supplemental compensation agreement with Mr. Mercardante to provide for retirement and death benefits. The agreement, which is dated October 17, 2001, provides for retirement benefits of $140,000 per year plus annual 3% cost-of-living increases, reduced by 7% for each year Mr. Mercardante retires prior to age 62. In the event of his disability, Mr. Mercardante is entitled to a percentage of his retirement benefits, with the percentage increasing from 30% during 2001 to 100% in 2009.

     The Bank purchased three life insurance policies in the aggregate face amount of $5,332,000 to fund its obligations to Mr. Mercardante and also entered into a “split-dollar” agreement with him pursuant to which the Bank will share in the proceeds of the life insurance. In the event of his death prior to age 65, his personal trust is entitled to the lesser of $1,820,000 or the total proceeds less the cash value. His personal trust is entitled to lesser amounts at different age brackets, ultimately dropping to the lesser of $560,000 or the total proceeds less the cash value if death occurs after age 80. The Bank’s accrued expense to provide for the retirement benefits for 2003 was $126,645, offset by income on the policies in the amount of $107,658, for a net expense to the Bank of $18,987.

     The Bank also entered into a supplemental compensation agreement with Mr. McFarland to provide for retirement and death benefits. The agreement, which is dated October 1, 2002, provides for retirement benefits of $50,000 per year plus annual 3% cost-of-living increases, reduced by 10% for each year Mr. McFarland retires prior to age 65. In the event of his disability, Mr. McFarland is entitled to a percentage of his retirement benefits, with the percentage increasing from 25% during 2002 to 100% in 2009.

     The Bank purchased two life insurance policies in the aggregate face amount of $2,902,255 to fund its obligations to Mr. McFarland and also entered into a “split-dollar” agreement with him pursuant to which the Bank will share in the proceeds of the life insurance. In the event of his death prior to age 70, his beneficiary is entitled to the lesser of $500,000 or the total proceeds less the cash value. His beneficiary is entitled to lesser amounts at different age brackets, ultimately dropping to the lesser of $200,000 or the total proceeds less the cash value if death occurs after age 80. The Bank’s accrued expense to provide for the retirement benefits for 2003 was $61,688 during 2003, offset by income on the policies in the amount of $59,944, for a net expense to the Bank of $1,744.

Compensation Committee Interlocks and Insider Participation

     All compensation is paid by the Bank or FDSI and, therefore, the Company does not have a standing compensation committee. The Bank’s full Board, excluding Mr. Mercardante, assumes the responsibility for reviewing and approving the Company’s overall compensation and benefit programs. Mr. Mercardante serves as the Bank’s Chief Executive Officer. None of the Company’s executive officers served on the board of directors or compensation committee, or equivalent, of another entity, one of whose executive officers or board members served on the Company’s Board of Directors.

     Please see the section entitled “Certain Transactions” for additional information concerning certain business relationships and transactions between individual directors and the Company.

Board Compensation Committee Report on Executive Management

     During 2003, the full Bank’s Board, excluding Mr. Mercardante, was responsible for reviewing and approving the overall compensation and benefit programs for the Bank and FDSI. The Board was also responsible for establishing and administering the compensation programs for the executive officers of the Bank and FDSI. The compensation packages offered to the executive officers consist of a mix of base salary and incentive bonuses. The executive officers are also provided with standard health, dental and vision benefits, as well as a Bank-owned automobile or auto allowance.

     The Board establishes the compensation for the executive officers consistent with the respective business plans and strategies of the Bank and FDSI. The Board sets performance goals and establishes individual criteria upon which each executive officer’s performance is evaluated and bases compensation on the level of attainment of those goals. The Board also evaluates executive officer compensation based on the overall performance of the Bank and FDSI relative to several externally prepared peer group comparisons, general compensation policies, competitive realities in the marketplace and regulatory requirements.

     The Board’s functions with respect to compensation issues are:

•	to determine the competitiveness of current base salary, annual incentives and long-term incentives relative to the competitive markets for the Chief Executive Officer and the other executive officers;

•	to develop a performance review mechanism to determine each executive officer’s effectiveness; and

•	to provide guidance to the Board of Directors in their role in establishing objectives regarding compensation for the other officers and employees.

     The Board’s overall compensation philosophy is:

•	to attract and retain quality management, which is critical to both the long-term and short-term success of the Bank and FDSI;

•	to reinforce strategic performance objectives through the use of incentive compensation programs;

•	to reward achievement of corporate and individual goals in a fair, objective and consistent manner;

•	to create a mutually beneficial interest that rewards executive officers and shareholders through compensation structures that recognize performance, evaluate and manage risk, provide an adequate return and enhance decision making; and

•	to encourage senior executives to remain with the Bank and FDSI as long as performance warrants their continued involvement.

     In establishing executive compensation for Mr. Mercardante, the Board took the following specific factors into consideration, giving equal weight to the Bank’s overall performance and Mr. Mercardante’s individual performance:

•	Mr. Mercardante’s qualifications and past experience;

•	the performance of the Bank compared to peers;

•	shareholder value and relations;

•	communications, both internal and external;

•	regulatory examination comments;

•	stock performance; and

•	increased profitability over the previous year.

     The Bank’s performance, with respect to Mr. Mercardante’s compensation, is evaluated quarterly relative to the performance of other banks in the Bank’s peer group. The Board uses peer group performance comparisons prepared by SWC Associates, LLC and the Federal Financial Institutions Examination Council’s Uniform Company Performance Report.

     The Board also reviews the competitiveness of Mr. Mercardante’s compensation by reviewing the compensation of chief executive officers of California peer banks based upon asset size. In 2003, the Board utilized the State of California Department of Financial Institutions Executive Officer Compensation Survey and the California Banker’s Association Compensation and Benefit Survey.

     Based upon its evaluation of Mr. Mercardante’s performance relative to the factors and criteria previously discussed, including Mr. Mercardante having exceeded various performance goals, the Board determined that, in addition to his base salary of $250,000, Mr. Mercardante be granted a bonus of $112,900 for 2003. The combination of salary and bonus provided to Mr. Mercardante for 2003 amounted to $362,900. The peer group average amounted to $335,000. Thus, Mr. Mercardante’s salary and bonus compensation was 108% those of the chief executive officers of banks of comparable asset size in California.

     The Board believes that the Bank’s and FDSI’s compensation programs and compensation levels are effective in attracting, motivating and retaining outstanding executive and senior officers and that they are consistent with the Bank’s and FDSI’s immediate and long-term goals.

The Board of Directors

Allan W. Arendsee	Philip H. Holtkamp
Carol M. Beres	Howard B. Levenson
Richard T. L. Chan	Paul M. Weil
Karen J. Estes

Stock Performance Graph

     The following graph presents the cumulative, five year total return for the Company’s Common Stock compared with the Nasdaq National Market and the SNL Securities Index of Banks Between $250 million and $500 million in total assets. The graph assumes the value of an investment in the Company’s Common Stock, the Nasdaq Index and the SNL Index was $100 on December 31, 1998, and that all dividends were reinvested.

SNL Corporate Performance Graph

DISCLAIMER AND SPECIAL COVENANTS

ACCEPTANCE BY THE CUSTOMER OF THE PERFORMANCE GRAPH FOLLOWING THIS PAGE SHALL CONSTITUTE THE CUSTOMER’S AGREEMENT TO THE FOLLOWING TERMS AND CONDITIONS. SHOULD THE CUSTOMER NOT AGREE TO ANY ELEMENT OF THESE TERMS AND CONDITIONS, THE FOLLOWING GRAPH MUST BE RETURNED TO SNL PROMPTLY.

It is understood that all information provided in the following graph: (i) has been gathered by SNL Financial LC (“SNL”) from sources believed by SNL to be reliable and (ii) is believed by SNL to be true and accurate in both form and content. However, although SNL makes every effort to ensure data accuracy, SNL does not guarantee or warrant the correctness, completeness, currentness, merchantability or fitness for a particular purpose of the information supplied. SNL shall not be liable for any loss or injury arising out of or caused, in whole or in part, directly or indirectly, by SNL’s accidental acts or omissions in procuring, compiling, collecting, interpreting, reporting, communicating, or delivering said information. The following graph was prepared by SNL at your special request and for your own purposes. SNL reserves all copyright rights in the following graph, except that you are free to print this graph and/or the index values given with this graph in your proxy if and only if you credit SNL as the source of the information.

Southwest Community Bancorp

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Southwest Community Bancorp	100.00	96.15	100.00	103.85	182.69	269.23
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL $250M-$500M Bank Index	100.00	93.03	89.58	127.27	164.11	237.11

Source : SNL Financial LC, Charlottesville, VA	(434) 977-1600
© 2004

Audit Committee Report

     The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this Report by reference.

     Management is responsible of the Company’s internal controls, financial reporting process, compliance with laws and regulations and ethical business standards. The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

     In this context, the Audit Committee has reviewed and discussed with management and the independent auditor the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the independent auditor’s provision of other non-audit services to the Company is compatible with maintaining the auditor’s independence.

     Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, for filing with the SEC. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or presentation of the information contained in the audited financial statements.

Submitted by the Audit Committee
of the Company’s Board of Directors

Philip H. Holtkamp, Chairman
Allan W. Arendsee
Richard T. L. Chan

Audit Committee Charter

     The Audit Committee operates pursuant to a Charter adopted by the Bank, a copy of which is attached to this Proxy Statement as Exhibit “A.”

Certain Transactions

     During 2003 there were no, and as of the date of this proxy statement there are no existing or proposed, material transactions between the Company and of its executive officers, directors, or principal shareholders (beneficial owners of 5% or more of our common stock), or the immediate family or associates of any of the foregoing persons, except as indicated below.

     Some of the Company’s directors and executive officers, as well as the companies with which such directors and executive officers are associated, are customers of, and have had banking transactions with Southwest Community Bank, the Company’s banking subsidiary (the “Bank”) in the ordinary course of the Bank’s businesses and the Bank expects to have such ordinary banking transactions with such persons in the future. In the opinion of Management of the Bank, all loans and commitments to lend included in such transactions were made in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and did not involve more than a normal risk of collectibility or present other unfavorable features. Although the Bank does not have any limits on the aggregate amount it would be willing to lend to directors and officers as a group, loans to individual directors and officers must comply with its internal lending policies and statutory lending limits. As of December 31, 2003, the aggregate indebtedness of all of directors, officers and principal shareholders of the Bank, and their associates, stood at approximately $3,614,000, constituting approximately 19% of the Bank’s shareholders’ equity at that date.

     With respect to deposits, eight of the Bank’s directors and executive officers and an unaffiliated third party are members of a limited liability company that owns approximately 3% of a holding company that was formed to purchase title and escrow companies. Their indirect ownership of the title and escrow companies provides the Bank with continuation of a deposit relationship which predated the holding company’s purchase. The title and escrow deposits averaged from a low of $4.5 million to a high of $9.4 million on a monthly basis during 2003 and were at market terms. It is the opinion of the Bank’s Board of Directors that the terms of the deposit relationship with the title and escrow companies are no less favorable to the Bank than with unaffiliated deposit customers of comparable size.

     Paul M. Weil, Esq., a director and the Corporate Secretary of the Company and the Bank, provides legal services to the Company and the Bank and rents office space from the Bank. It is the opinion of the Bank’s Board of Directors that fees paid by the Bank to Mr. Weil for legal services and his rental fees paid to the Bank are no less favorable to the Bank than could be obtained from persons not affiliated with the Bank. During 2003, the Company and Bank, combined, paid Mr. Weil $30,900 for legal services net of his rental fees. In addition, FDSI paid Mr. Weil $8,111 for legal services during 2003.

     The Bank’s Private Banking Office premises are subleased from Fortuna Financial, Inc., of which the Bank’s Chairman of the Board, Mr. Howard B. Levenson, serves as Chairman, President and sole stockholder. During 2003, the aggregate rent was $29,127. It is the opinion of the Bank’s Board of Directors that the terms of the sublease are no less favorable to the Bank than could be obtained from unaffiliated parties.

     During 2003, the Bank received $4,869 in referral fees from Western Financial Corporation. Mr. Levenson is the Chairman and CEO of Western Financial Corporation. It is the opinion of the Bank’s Board of Directors that the referral fees earned were no less favorable to the Bank than could be obtained from unaffiliated parties.

     The Bank purchased property and casualty insurance through the Teague Insurance Agency where Ms. Karen J. Estes, a director, is an agent. No fees are paid directly to Ms. Estes and it is the opinion of the Bank’s Board of Directors that the premiums paid for and the terms of the insurance are no less favorable to the Bank than could be obtained from unaffiliated parties.

PROPOSAL 2
APPROVAL OF VAVRINEK, TRINE, DAY & CO., LLP
AS THE COMPANY’S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Introduction

     The firm of Vavrinek, Trine, Day & Co., LLP (“Vavrinek”) served as independent certified public accountants for the Company through the year 2003. The Company’s board has determined the firm of Vavrinek to be well qualified and fully independent of the operations of the Company.

     The aggregate fees billed by Vavrinek for services rendered to the Company, other than the services described below under “Audit fees” and “Audit-related fees” for the fiscal years ended December 31, 2003 and 2002 were $9,665 and $8,020, respectively, and related primarily to tax consultation and compliance services.

     The Audit Committee has considered the provision of non-audit services provided by Vavrinek to be compatible with maintaining the independence of Vavrinek.

     Vavrinek audited the Company’s financial statements for the year ended December 31, 2003. It is anticipated that a representative of Vavrinek will be present at the meeting and will be available to respond to appropriate questions from shareholders at the meeting.

     Approval of Vavrinek as the Company’s independent certified public accountants for fiscal year 2004 requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock represented and voting at the meeting. In the event shareholders do not approve Vavrinek as the Company’s independent certified public accountants for the forthcoming fiscal year, the Company’s Audit Committee and the Board will solicit proposals from other independent certified public accounting firms determined to be qualified to provide services to the Company.

     The Board of Directors recommends a vote of “FOR” on this proposal.

Fees Paid to Vavrinek

     The following is a description of fees billed to the Company by Vavrinek during the years ended December 31, 2003 and 2002.

     Audit fees

     Audit fees include fees for the annual audit of the Company’s consolidated financial statements, review of interim financial statements, review of registration statements filed with the Securities and Exchange Commission, and the issuance of consents and comfort letters. The aggregate audit fees billed to the Company by Vavrinek for the years ended December 31, 2003 and 2002 totaled $58,920 and $69,040, respectively.

     Audit-related fees

     Audit-related fees billed to the Company by Vavrinek consisted primarily of certain due diligence services and totaled $5,660 and $11,640 for 2003 and 2002, respectively.

     Tax fees

     The aggregate fees billed by Vavrinek for tax services (primarily tax consultation and compliance) rendered to the Company for the fiscal years ended December 31, 2003 and 2002 were $9,665 and $8,020, respectively.

     All other fees

     There were no other fees billed by Vavrinek for services rendered to the Company, other than the services described above under “Audit fees” and “Audit-related fees” for the fiscal years ended December 31, 2003 or 2002.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor

     The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to particular service or category of services and is generally subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairman when expedition of services is necessary. The independent auditors and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed to date. The tax fees and other fees paid in 2003 and 2002 were approved per the Audit Committee’s pre-approval policies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and person who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Affiliates”), to file reports of ownership of, and transactions in, the Company’s equity securities with the SEC. Such directors, executive officers and 10% shareholders are also required to furnish the Company with copies of all Section 16(a) reports that they file.

     The Company’s reporting obligations under the Exchange Act commenced effective March 12, 2004 and prior to that date neither the Company nor the Affiliates were subject to the various SEC rules and regulations governing public companies with respect to the Company’s equity securities. Consequently, for the year ended December 31, 2003, none of the Affiliates were required to, nor did they, file any reports of transactions in the Company’s equity securities with the SEC.

SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders, which is tentatively scheduled for May 18, 2005, must be received by the Company at its principal executive offices by December 22, 2004, for inclusion in the Proxy Statement and form of proxy relating to that meeting and must comply with the applicable requirements of federal securities laws, including Rule 14a-8 under the Exchange Act. As the rules of the SEC make clear, simply submitting a proposal does not guarantee its inclusion.

     Proxies solicited by the Board of Directors for the 2005 Annual Meeting will confer discretionary authority to vote on any matter to come before the Annual Meeting with respect to which the Company does not receive notice prior to March 8, 2005.

INCORPORATION BY REFERENCE

     To the extent that this Proxy Statement or any relevant portions herein are incorporated by reference into any other filings by the Company under the Securities Act of 1933, as amended, or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Compensation Committee on Executive Compensation,” “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Stock Performance Graph,” as well as the exhibits to this Proxy Statement, will not be deemed incorporated, unless specifically provided otherwise in the filing.

     Management does not presently know of any matters to be presented at the Meeting other than those set forth above. If other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of the Board of Directors on such matters.

Dated: April 21, 2004	SOUTHWEST COMMUNITY BANCORP

/s/ Paul M. Weil
Paul M. Weil, Secretary

Southwest Community Bank
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EXHIBIT A
AUDIT COMMITTEE CHARTER

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

In order to ensure Board oversight of the audit function and, specifically, services performed by, selection, employment and/or termination of independent financial auditors and other audit consultants to review various internal functions, adequacy of internal controls, compliance with laws and regulations, and oversight of the internal audit function, the Board of Directors of Southwest Community Bank hereby establishes a Board Audit Committee (hereafter referred to as “Audit Committee”).

The Audit Committee of the Board of Directors shall be comprised of three (3) independent, non-management Directors of Southwest Community Bank’s Board of Directors. The Chairperson of the Audit Committee shall be a “Financial Professional” as defined by applicable laws, rules and regulations.

Any changes to the membership of the Audit Committee shall be by amendment to the applicable policy by the Board of Directors and that, on an interim basis, the Chairman of the Board of Directors is authorized to appoint a temporary replacement to the Audit Committee in the event of a vacancy.

The Audit Committee is directed to follow all guidelines as required by the Federal Deposit Insurance Act (FDI Act), 12 CFR part 363, as added by Section 112 of the Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) and other applicable laws and regulations.

The Audit Committee shall meet on an “as needed” basis but not less than four (4) times annually to review information relative to the audit function including but not limited to: “management letters” issued by the independent public accountant, adequacy of the internal control function, compliance with laws and regulations, selection and/or termination of the accountant, internal audit function.

All audit reports prepared by internal audit staff or consultants are to be submitted directly to the Chairperson of the Audit Committee. Management’s response to the audits/exams is to follow as soon as reasonable;

I.	Audit Committee Purpose

The Audit Committee of Southwest Community Bank (the “Bank”) is appointed by the Board of Directors to assist the Board in fulfilling its

Southwest Community Bank
C002 Page 2
(Reviewed 10-03)

oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

1.	Monitor the integrity of the Bank’s financial reporting process and systems of internal controls regarding finance, accounting, and legal compliance;

2.	Monitor the independence and performance of the Bank’s independent financial auditors, the external audit function, and the loan review function to ensure compliance with applicable laws and regulations

3.	Provide an avenue of communication among the independent financial auditors, audit consultants’, management, the external audit function, and the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent financial auditors, audit consultants as well as to anyone in the Bank. The Audit Committee has the ability to retain, at the Bank’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II Audit Committee Responsibilities and Duties

A.	Review Policy

1.	Review and reassess the adequacy of this Policy at least annually.

2.	Review the Bank’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and the independent auditors of significant issues regarding accounting principles, practices, and judgment.

3.	In consultation with management and the independent financial auditors, and or audit consultants, consider the integrity of the Bank’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent financial auditors, and or audit consultants together with management’s responses, if any.

4.	Review with financial management and the independent auditors the Bank’s quarterly financial results prior to the

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release of earnings and/or the Bank’s quarterly financial reports prior to filing or distribution. Discuss any significant changes to the Bank’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61 (see Item B.5). The Chair may represent the entire Audit Committee for purposes of this review.

5.	Review the budget plan, changes in plan, activities, and organizational structure, as needed.

6.	On at least an annual basis, reviews with the Bank’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Bank’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies, if any.

B.	Financial Auditors and other Audit Consultants

1.	The independent financial auditors and other audit consultants are accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of these auditors and annually recommend to the Board of Directors the appointment of the independent financial auditors, and other audit consultants or approve any discharge of auditors when circumstances warrant.

2.	Approve the fees and other significant compensation to be paid to the independent financial auditors and other audit consultants.

3.	On an annual basis, the Audit Committee shall review and discuss with the independent financial auditors and other audit consultants all significant relationships they may have with the Bank that could impair the auditors’ independence.

4.	Review the independent financial auditors’ and other audit consultants proposals and plan, discuss scope, reliance upon management, and external audit and general audit approach.

5.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent financial auditors. Discuss certain matters required to be communicated to audit

Southwest Community Bank
C002 Page 4
(Reviewed 10-03)

committees in accordance with AICPA SAS 61 and other applicable laws and regulations.

6.	Consider the independent financial auditors’ judgments about the quality and appropriateness of the Bank’s accounting principles as applied in its financial reporting.

C.	Other Audit Committee Responsibilities

1.	Review significant reports prepared by the Bank’s internal and/or external loan review and compliance personnel, together with management’s response and follow-up to these reports.

2.	Perform any other activities consistent with this Policy the Bank’s Bylaws, and governing law and any other applicable laws and regulations, as the Committee or the Board deems necessary or appropriate.

3.	Maintain Minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

DETACH PROXY CARD HERE

Please Detach Here
You Must Detach This Portion of the Proxy Card
Before Returning it in the Enclosed Envelope

SOUTHWEST COMMUNITY BANCORP

     The Board of Directors recommends a vote of “AUTHORITY GIVEN” on Proposal 1 and “FOR” on Proposal 2. The Proxy confers authority and shall be voted in accordance with the recommendations of the Company’s Board of Directors unless a contrary instruction is indicated, in which case the Proxy shall be voted in accordance with such instruction. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO VOTE CUMULATIVELY ON THE ELECTION OF DIRECTORS AND TO VOTE ON ANY OTHER MATTER, IF ANY, PRESENTED AT THE MEETING, NOTICE OF WHICH IS RECEIVED AFTER MARCH 8, 2004. THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS WITH RESPECT TO SUCH OTHER MATTERS.

     THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER DELIVERING IT PRIOR TO ITS EXERCISE BY FILING WITH THE CORPORATE SECRETARY OF THE COMPANY AN INSTRUMENT REVOKING THIS PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE MEETING AND VOTING IN PERSON.

I DO DO NOT expect to attend the Meeting.

Number of Shares;

PLEASE SIGN AND DATE BELOW.

(Please Print Name)

(Please Print Name)

Dated: , 2004

(Signature of Shareholder)

(Signature of Shareholder)

(Please date this Proxy and sign your name as it appears on your stock certificates. Executors, administrators, trustees, etc., should give their full titles. All joint owners should sign.)

PROXY
SOUTHWEST COMMUNITY BANCORP
ANNUAL MEETING OF SHAREHOLDERS
May 19, 2004

     The undersigned shareholder of Southwest Community Bancorp (the “Company”) hereby nominates, constitutes and appoints Allan W. Arendsee, Carol M. Beres and Philip H. Holtkamp, and each of them, the attorney, agent, and proxy of the undersigned with full powers of substitution, to vote all stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held at The Grand Pacific Palisades, Terrace Room, 5805 Armada Drive, Carlsbad, California 92008, on Wednesday, May 19, 2004, at 6:00 p.m., and at any and all postponements and adjournments thereof as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

1.	Election of Directors. To elect the following eight persons to the Board of Directors to serve until the 2005 Annual Meeting of Shareholders and until their successors are duly elected and have qualified: Allan W. Arendsee, Carol M. Beres, Richard T.L. Chan, Karen J. Estes, Phillip H. Holtkamp, Howard B. Levenson, Frank J. Mercardante, Paul M. Weil

☐	AUTHORITY GIVEN	☐	AUTHORITY WITHHELD

IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR SOME, BUT NOT ALL, OF THE NOMINEES NAMED ABOVE YOU SHOULD CHECK THE BOX “AUTHORITY GIVEN” AND YOU SHOULD ENTER THE NAME(S) OF THE NOMINEE(S) WITH RESPECT TO WHOM YOU WISH TO WITHHOLD AUTHORITY TO VOTE IN THE SPACE PROVIDED BELOW:

2.	Approval of Accountants. To approve the employment of Vavrinek, Trine, Day & Co., LLP, Certified Public Accountants, to serve as independent accountants and auditors for the Company for 2004.

☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

PLEASE SIGN AND DATE THE OTHER SIDE